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                                                        EXHIBIT 23(B)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
 Bank of Boston Corporation


   We consent to the incorporation by reference, in this registration statement on Form S-8, of the following reports:

   (1) our report dated January 19, 1995 on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in the Corporation's 1994 Annual Report to Stockholders filed as Exhibit 13 to the Corporation's 1994 Annual Report on Form 10-K; and

   (2) our report dated May, 18 1995 on the audits of the financial statements of the Thrift Incentive Plan of The First National Bank of Boston and Certain Affiliated Companies (the "Plan") at December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the Plan's 1994 Annual Report on Form 11-K.


                                        /s/ COOPERS & LYBRAND, L.L.P.



Boston, Massachusetts
January 19, 1996